EXHIBIT 10.1

FIRST AMENDMENT TO

CÜR MEDIA, INC.

2015 EQUITY INCENTIVE PLAN

Pursuant to Section 4(a) of the CÜR Media, Inc. 2015 Equity Incentive Plan (the “Plan”), this first amendment to the Plan (“First Amendment”) is made as of September 23, 2016. Unless otherwise defined herein, capitalized terms used in this First Amendment shall have the meaning given to them in the Plan.

1.	Section 2 of the Plan is amended in its entirety to read as follows:

“2. EFFECTIVE DATE. The Plan shall become effective and Awards may be granted on and after September 25, 2015 (the “Effective Date”). Any Awards of incentive stock options granted under the Plan are granted subject to approval of the Plan by the stockholders of the Company within twelve (12) months after the Effective Date. If such approval has not been obtained within such twelve (12) month period, grants of incentive stock options shall be deemed to have been grants of non-qualified stock options.”

2.	All other terms and provisions of the Plan shall remain in full force and effect.

3.	This First Amendment was duly adopted by the Board of Directors of the Company, as of September 23, 2016, in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

IN WITNESS WHEREOF, this First Amendment has been executed by order of the Board of Directors of CÜR Media, Inc.

CÜR MEDIA, INC.

By:	/s/ Kelly Sardo
Kelly Sardo
Secretary